SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 3)

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Filed by a party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

MAJIC Wheels Corp.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

 if other than the Registrant)

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No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)

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INFORMATION STATEMENT

TO STOCKHOLDERS

OF

MAJIC Wheels Corp.

7908 Interstate Court
North Ft Myers, Fl 33917

239-567-4700

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.0001 par value (the “Common Stock”), of MAJIC Wheels Corp. (the “Company”) to notify such stockholders that on or about July 28, 2010, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”):

•

Approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company change increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Share Increase”).

This Information Statement describing the approval of the Share Increase (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about November 14, 2011, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of September 21, 2011 (the “Record Date”), out of the 150,000,000 shares of Common Stock, par value of $0.0001 per share, authorized there were 150,000,000 shares of Common Stock issued and outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock was entitled to one (1) vote.

The Company’s Board of Directors approved this action as of July 28, 2010, and recommended that the Articles of Incorporation be amended in order to effectuate the Share Increase.

The proposed Amendment to the Certificate of Incorporation to increase the authorized capital of the Company to a total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, will be filed with the Delaware Secretary of State on or about December 14, 2011. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 21, 2011, the name and the number of shares of the Company’s Common Stock, par value $0.0001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 150,000,000 issued and outstanding shares of the Company’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of	Name of	Amount and Nature	Percentage
Class	Beneficial Owner	of Beneficial Ownership (1)	of Class

OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS
Common	Baja 4 X 4 Offroad &
	Fabrications, Inc. (1)	76,000,000	50.6%
7908 Interstate Court
North Ft Myers, Fl 33917
Common	Denise S. Houghtaling	- 0 -
c/o the Company
Common	Mark Houghtaling	- 0 -
c/o the Company

All officers and Directors as a Group
(2) Persons		- 0 -

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(1)

Arlette Spaniak is the control person of BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. The shares owned by BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. total 76,000,000 and, the control percentage is 50.6%, if voted as a block.

Information Regarding Present Directors and Executive Officers

Effective as of September 21, 2011, the following individuals were elected to the Board of Directors of the Company:

Name	Age	Position	Director/Officer Since
Denise S. Houghtaling	41	President and Director	7-23-10
Mark Houghtaling	33	Vice-President, Secretary and Director	7-23-10

Denise Houghtaling – President and Director

Denise and her family have been in the construction, development and waste management business for over forty years.

Denise is responsible for all general operations and is responsible for identifying potential acquisitions that can roll up in the existing operating company. She is responsible for all day to day operations, market research, internet marketing, business plan developments including the changes that is occurring in the waste industry, both locally and nationally. Denise has been involved throughout the local and regional community donating time and service to charitable organizations and government assistance programs. Previously Denise was Vice President to a regional trucking and site work business along with being a Vice President to a major local residential builder. Denise holds a State of Florida Real Estate Broker's license.

Mark Houghtaling – Vice President and Director

Mark has over twenty years experience in the construction and manufacturing business. Mark is responsible for product development, vehicle maintenance and repairs, future expansion of fuel efficient vehicles and GPS logistics of inventory. Mark brings his manufacturing and fabrication background and intertwines it with real life workings of a waste company to ensure that vehicles are working at their highest potential and that preventative maintenance is performed for limited vehicle repair surprises. Previously Mark was President of a regional Excavation company. Mark also was the President of a Heavy Truck and Tractor Repair Facility.

EXECUTIVE COMPENSATION

Cash Compensation

Since our incorporation on March 15, 2007, we have not paid any compensation to our Directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our Directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on March 15, 2007, no stock options or stock appreciation rights were granted to any of our Directors or executive officers. We have no long-term equity incentive plans.

Outstanding Equity Awards

None of our Directors or executive officers holds unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on March 15, 2007, no compensation has been paid to any of our Directors in consideration for their services rendered in their capacity as directors.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person’s responsibilities following a changing in control of the Company.

DESCRIPTION OF THE STOCKHOLDER MATTERS

Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of July 28, 2010, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of July 28, 2010, approved and adopted resolutions to amend the Company’s Certificate of Incorporation. The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or before December 14, 2011 with the Secretary of State of the State of Delaware will contain an increase the authorized capital of the Company to a total of 5,000,000,000 shares of stock, consisting of 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Purpose of Proposed Share Increase.

The Board of Directors has determined that the increase of the authorized capital of the Company to a total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock will be in the best interests of the shareholders. The Board of Directors believes that it is in MAJIC WHEELS, INC.’s and MAJIC WHEELS, INC.’s stockholders’ best interests to increase the availability of additional authorized, but unissued, capital stock to provide MAJIC WHEELS, INC. with the ability to issue equity for other proper corporate purposes.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Share Increase on July 28, 2010. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained.

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized capital of the Company to total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 150,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 50.1% of the total stock entitled to vote on the proposed amendment. On July 28, 2010, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

Approving Vote of the Board of Directors and Consenting Stockholders.

The Company's Board of Directors has determined that the Shareholder Actions are in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Share Increase. Accordingly, no additional vote of the Company's stockholders is required to approve the Share Increase.

Fairness of the Process.

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Share Increase and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Share Increase without such outside persons.

Effective Date.

The Stockholders Actions are anticipated to be effective on or about December 14, 2011.

Stock Certificates.

Mandatory surrender of certificates is not required by shareholders. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters’ Rights of Appraisal.

Under Delaware Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the Address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of

MAJIC Wheels Corp.

7908 Interstate Court
North Ft Myers, Fl 33917

239-567-4700

November 15, 2011

By:	/s/ Denise S. Houghtaling
Denise S. Houghtaling
Chief Executive Officer, President